UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2013

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	N.A.	1-12815
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(Commission File Number)

Oostduinlaan 75, 2596JJ

The Hague, The Netherlands

(Address of principal executive offices and zip code)

31-70-373-2010

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 13, 2013, Chicago Bridge & Iron Company N.V., a limited liability company (naamloze vennootschap) with corporate seat in Amsterdam, the Netherlands (“CB&I”) completed its previously announced acquisition of The Shaw Group Inc. (“Shaw”) (the “Acquisition”) pursuant to the transaction agreement (the “Transaction Agreement”), dated as of July 30, 2012, by and among Shaw, CB&I, and Crystal Acquisition Subsidiary Inc., a Louisiana corporation and wholly owned subsidiary of CB&I (“Acquisition Sub”). Pursuant to the Transaction Agreement, Acquisition Sub merged with and into Shaw, with Shaw surviving the Acquisition as a wholly owned subsidiary of CB&I.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 13, 2013, pursuant to the Transaction Agreement, Acquisition Sub merged with and into Shaw, with Shaw surviving the Acquisition as a wholly owned subsidiary of CB&I.

Pursuant to the Transaction Agreement, at the effective time of the Acquisition (the “Effective Time”), each issued and outstanding share of common stock, no par value, of Shaw (other than any dissenting shares, treasury shares, or shares held by Shaw, CB&I or Acquisition Sub and their respective subsidiaries) was cancelled and extinguished and converted into the right to receive (i) $41.00 in cash and (ii) an amount of cash in euros equal to the par value of 0.12883 shares of CB&I common stock, which cash was not actually paid, but was instead converted automatically into 0.12883 shares of CB&I common stock (the “Acquisition Consideration”).

Also at the Effective Time:

•

Stock options and stock appreciation rights with respect to shares of Shaw common stock were converted into stock options and stock appreciation rights, respectively, with respect to CB&I common stock;

•

Restricted stock units with respect to shares of Shaw common stock that were granted on or prior to July 30, 2012 became fully vested and converted into the right to receive the Acquisition Consideration (or, in the case of restricted stock units that may be settled only in cash, the cash value thereof), and each restricted stock unit granted after July 30, 2012 was converted into a restricted stock unit with respect to CB&I common stock; and

•

Performance cash units that were granted on or prior to July 30, 2012 remained outstanding, with performance determined based on Shaw’s relative total shareholder return from the beginning of the applicable performance period through the Effective Time and assuming target performance from and after the Acquisition through the end of the applicable performance period. Performance cash units granted after July 30, 2012 were converted into time-vesting restricted stock units with respect to CB&I common stock.

The foregoing description of the Acquisition, the Transaction Agreement and the rights of holders of Shaw common stock is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to Shaw’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2012 and which is incorporated herein by reference.

CB&I paid a total of approximately $2.9 billion in cash and issued 8.9 million shares of CB&I common stock (of which 2.5 million shares came from CB&I’s treasury shares) to Shaw’s stockholders in the Acquisition. The cash component of the purchase price paid in the Acquisition was funded from approximately $1.1 billion cash on hand at Shaw and CB&I, $1.0 billion in borrowings from an unsecured term loan pursuant to the term loan agreement, dated December 21, 2012, among CB&I, Chicago Bridge & Iron Company (Delaware), Bank of America, N.A., as administrative agent, and the lenders and other financial institutions party thereto, and $800.0 million in proceeds from CB&I’s previously reported private placement note offering.

A copy of the press release issued by CB&I on February 13, 2013 announcing the completion of the Acquisition is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Shaw’s (1) unaudited financial statements and related footnotes as of November 30, 2012 and for the three months ended November 30, 2012 and 2011 and (2) audited financial statements and related footnotes as of August 31, 2012 and 2011 and for each of the three years in the period ended August 31, 2012 are filed herewith as Exhibits 99.2 and 99.3, respectively, and are incorporated in this Item 9.01(a) by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements of CB&I, giving effect to the Acquisition, are filed herewith as Exhibit 99.4 and incorporated in this Item 9.01(b) by reference.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release, dated February 13, 2013.

99.2	Shaw’s unaudited financial statements and related footnotes as of November 30, 2012 and for the three months ended November 30, 2012 and 2011.

99.3	Shaw’s audited financial statements and related footnotes as of August 31, 2012 and 2011 and for each of the three years in the period ended August 31, 2012.

99.4	Unaudited pro forma condensed combined financial statements of CB&I, giving effect to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: February 19, 2013	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release, dated February 13, 2013.

99.2	Shaw’s unaudited financial statements and related footnotes as of November 30, 2012 and for the three months ended November 30, 2012 and 2011.

99.3	Shaw’s audited financial statements and related footnotes as of August 31, 2012 and 2011 and for each of the three years in the period ended August 31, 2012.

99.4	Unaudited pro forma condensed combined financial statements of CB&I, giving effect to the Acquisition.